SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Caliper Technologies Corp.

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CALIPER TECHNOLOGIES CORP.

605 Fairchild Drive
Mountain View, CA 94043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 12, 2002

To the Stockholders of Caliper Technologies Corp.:

      NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of CALIPER TECHNOLOGIES CORP., a Delaware corporation, will be held on Wednesday, June 12, 2002, at 2:00 p.m. local time at our principal executive offices at 605 Fairchild Drive, Mountain View, CA 94043 for the following purposes:

1. To elect two directors to hold office until the 2005 annual meeting of stockholders and until their successors are elected.

2. To approve our 1999 Non-Employee Directors’ Stock Option Plan, as amended, to increase the number of shares that shall be the subject of automatic grants to non-employee directors under this plan to 25,000 shares for initial grants, 14,000 shares for annual grants to the Chairman of the Board, and 7,000 shares for annual grants to our other non-employee directors.

3. To ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2002.

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the proxy statement accompanying this notice.

      The board of directors has fixed the close of business on April 15, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at this annual meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

ROBERT L. JONES
Secretary

Mountain View, California

May 13, 2002

      All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
MANAGEMENT CHANGE
PROPOSAL 2 APPROVAL OF THE AMENDMENTS TO THE 1999 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN
NEW PLAN BENEFITS
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
PERFORMANCE MEASUREMENT COMPARISON
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
APPENDIX A

CALIPER TECHNOLOGIES CORP.

605 Fairchild Drive
Mountain View, CA 94043

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

June 12, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed proxy is solicited on behalf of the board of directors of Caliper Technologies Corp., a Delaware corporation, for use at the annual meeting of stockholders to be held on Wednesday, June 12, 2002, at 2:00 p.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying notice of annual meeting. The annual meeting will be held at our principal executive offices at 605 Fairchild Drive, Mountain View, CA 94043. We intend to mail this proxy statement and accompanying proxy card on or about May 13, 2002, to all stockholders entitled to vote at the annual meeting.

Solicitation

      We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to our directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

      Only holders of record of our common stock at the close of business on April 15, 2002, will be entitled to notice of and to vote at the annual meeting. At the close of business on April 15, 2002, we had outstanding and entitled to vote 24,259,308 shares of common stock.

      Each holder of record of our common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the annual meeting.

      A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing a written notice of revocation or a duly executed proxy bearing a later date with our secretary at our principal executive offices at 605 Fairchild Drive, Mountain View, CA 94043, or it

may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

      Pursuant to Rule 14a-8 of the Securities and Exchange Commission, the deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for our 2003 annual meeting of stockholders is January 14, 2003. Pursuant to our bylaws, stockholders who wish to bring matters or propose nominees for director at our 2003 annual meeting of stockholders must provide specified information to us between February 12, 2003 and March 14, 2003 unless the date of our 2002 annual meeting of stockholders is before May 13, 2003 or after July 12, 2003, in which case the dates for submission of such matters or proposals shall be not more than 120 days and not less than the later of 90 days before the 2003 annual meeting of stockholders and 10 days after notice of the date of the 2003 annual meeting is publicly given. Stockholders are also advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

      Our restated certificate of incorporation and bylaws provide that our board of directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the board may be filled only by persons elected by a majority of the remaining directors. A director elected by the board to fill a vacancy (including a vacancy created by an increase in size of our board of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

      Our board of directors currently consists of six members. There are also two directors in the class whose terms of office expire in 2002. These directors are Daniel L. Kisner, M.D., and Regis P. McKenna. If elected at the annual meeting, each such director would serve until the 2005 annual meeting and until his successor is selected and qualified, or until his earlier death, resignation or removal.

      Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that the nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.

      Presented below is biographical information for each nominee and for each person whose term of office as a director will continue after the annual meeting.

Nominees for Election for a Three-Year Term Expiring at the 2005 Meeting

      Daniel L. Kisner, M.D., age 55, has served as our President and Chief Executive Officer since February 1999 and as a director since March 1999. From May 1994 to January 1999, Dr. Kisner served as the President and Chief Operating Officer of Isis Pharmaceuticals, Inc., a biotechnology company. From February 1993 to May 1994, Dr. Kisner served as Executive Vice President and Chief Operating Officer of Isis Pharmaceuticals, Inc. From March 1991 to February 1993, he served as Executive Vice President of Isis Pharmaceuticals, Inc. and was responsible for business and product development, and manufacturing. From December 1988 to March 1991, Dr. Kisner served as Division Vice President of Pharmaceutical Development for Abbott Laboratories. Dr. Kisner has held a tenured position in the Division of Oncology at the University of Texas, San Antonio School of Medicine and is certified by the American Board of Internal Medicine in Internal Medicine and Medical Oncology. Dr. Kisner holds a B.A. from Rutgers University and an M.D. from Georgetown University.

      Regis P. McKenna, age 62, has been a director since September 1998. Mr. McKenna has been Chairman of The McKenna group, an international consulting firm specializing in the application of information and telecommunications technologies to business strategies, since 1970. Mr. McKenna is on the board of The Economic Strategies Institute and the Competitiveness Council. He is Chairman of the Board of the Santa Clara University Center for Science, Technology and Society and was a founding board member of Smart Valley. He is a trustee at Santa Clara University and President of the Board of Trustees for the New Children’s Shelter of Santa Clara County. Mr. McKenna is on the board of directors of Cylink Corporation and a number of high technology start-up companies. Mr. McKenna holds a B.A. from Duquesne University.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF THE NAMED NOMINEES

Directors Continuing in Office Until the 2003 Annual Meeting

      Anthony B. Evnin, Ph.D., age 61, has been a director since June 1996. He has been a General Partner of Venrock Associates, a venture capital partnership focusing on biotechnology companies, since 1975. He is also a director of Sonic Innovations, Inc. and Triangle Pharmaceuticals, Inc. Dr. Evnin holds an A.B. from Princeton University and a Ph.D. in Chemistry from Massachusetts Institute of Technology.

      Robert T. Nelsen, age 38, has been director since September 1995. Since July 1994, Mr. Nelsen has served as a senior principal of various venture capital funds associated with ARCH Venture Partners, including ARCH Venture Fund II, L.P., ARCH Venture Fund III, L.P., ARCH Venture Fund IV, L.P. and ARCH Venture Fund V, L.P. From April 1987 to July 1994, Mr. Nelsen was Senior Manager at ARCH Development Corporation, a company affiliated with the University of Chicago, where he was responsible for new company formation. Mr. Nelsen is also a director of Illumina, Inc., Adolor Corporation and Genomica, Inc. Mr. Nelsen holds a B.S. in Biology and Economics from the University of Puget Sound and an M.B.A. from the University of Chicago.

Director Continuing in Office until 2004 Annual Meeting

      David V. Milligan, Ph.D., age 61, has been a Director since October 1996 and the Chairman of the Board since April 1997. He has been a Vice President and Special Limited Partner of Bay City Capital, a merchant bank, since 1997. From 1979 to 1996, Dr. Milligan served in a variety of management positions at Abbott Laboratories, a healthcare products company. During his career at Abbott Laboratories he led both the diagnostic products and pharmaceutical products research and development organizations and was Senior Vice President and Chief Scientific Officer when he retired at the end of 1996. Dr. Milligan is currently non-executive chairman and a director of Versicor, Inc. as well as a director of ICOS Corporation, Galileo Laboratories, Maxia Pharmaceuticals and Reliant Pharmaceuticals. He is a member of the chemistry department advisory board of Princeton University. Dr. Milligan holds an A.B. in Chemistry from Princeton University and an M.S. and a Ph.D. in Organic Chemistry from the University of Illinois.

      Robert C. Bishop, age 59, has been a Director since April 2002. Mr. Bishop has served as Chairman of the Board at AutoImmune since May 1999 and as President and Chief Executive Officer since he joined AutoImmune in May 1992. Prior to joining AutoImmune, Dr. Bishop held senior management positions at Allergan, Inc., an eye and skin care company, including President, Allergan Medical Optics from 1986 to 1988, Senior Vice President, Corporate Development from December 1988 to August 1989, President, Allergan Pharmaceuticals, Inc. from August 1989 to February 1991 and Group President, Therapeutics from February 1991 to May 1992. Dr. Bishop is also a director of Quintiles Transnational Corp. and Millipore Corporation. Additionally, Dr. Bishop serves as a member of the Board of Trustees/ Managers for the MFS/ Sun Life Series Trust and Compass Management Accounts at MFS Investment Management and on the Health Care/ Life Sciences Board of Advisors for One Equity Capital. Dr. Bishop earned his doctorate in Biochemistry from the University of Southern California and an M.B.A. from the University of Miami.

Board Committees and Meetings

      During the year ended December 31, 2001, our board of directors held six meetings. The board has an audit committee, a compensation committee and a nominating committee.

      The audit committee meets with our independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the board of directors the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors’ performance; and receives and considers the independent auditors’ comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The audit committee consists of three directors, currently Drs. Evnin and Milligan and Mr. McKenna. Dr. Steinmetz served on the audit committee until the end of his term on the board of directors, June 26, 2001, at which time Mr. McKenna joined the audit committee. The audit committee met three times during 2001. All members of the audit committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards) except for Dr. Milligan, who received $80,000 under a consulting arrangement with Caliper during fiscal 2001. The board of directors has determined that in light of Dr. Milligan’s intimate knowledge of Caliper and his long-standing service on the board of directors and audit committee, and as a result of his financial security, the consulting fee paid to Dr. Milligan would not affect his independence in his role on the audit committee, it is required by our best interests and the best interests of our stockholders for Dr. Milligan to serve on the audit committee. The audit committee has adopted a written Audit Committee Charter that is attached to this notice as Appendix A.(1)

      Our compensation committee reviews and recommends to the board of directors the compensation and benefits of all our officers and reviews general policy relating to compensation and benefits of our employees. The compensation committee also administers the issuance of stock options and other awards under our stock plans. Current members of the compensation committee are Messrs. McKenna and Nelsen. The compensation committee met once in 2001.

      Our nominating committee reviews and recommends to the board of directors the nomination of directors to serve on our board of directors. Current members of the nominating committee are Dr. Milligan and Mr. Nelsen. The nominating committee was established in April 2002 and, upon formation, recommended the nomination of Dr. Kisner and Mr. McKenna as nominees to be elected at the 2002 annual stockholder meeting. The nominating committee has not yet determined whether or not it will consider nominees recommended by security holders or, if so, what procedures security holders should follow in submitting recommendations.

      During the year ended December 31, 2001, all directors attended 75% or more of the aggregate of the meetings of the board and of the committees on which he served, held during the period for which he was a director or committee member respectively.

MANAGEMENT CHANGE

      In May 2002, we announced that in July 2002, we will undergo a significant change in our management. Under the new management structure, Dr. Kisner will become our Chairman of the Board, replacing Dr. Milligan in this capacity. Dr. Milligan will become our Vice Chairman of the Board. Dr. Michael Knapp, currently our Vice President of Corporate Development, will become our Chief Executive Officer, replacing Dr. Kisner in this capacity. Mr. James L. Knighton, currently our Chief Financial Officer, will become our President and Chief Operating Officer.

      (1) Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the discussion in this paragraph shall not be incorporated by reference into any such filings.

      We also announced that we anticipate that, following a period of several months of Dr. Knapp and Mr. Knighton serving in their new capacities, our Board of Directors will elect each of Dr. Knapp and Mr. Knighton as members of the Board. The biographies of Dr. Knapp and Mr. Knighton are set forth under “Executive Officers” later in this proxy statement.

PROPOSAL 2

APPROVAL OF THE AMENDMENTS TO THE

1999 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

      In October 1999, our board of directors adopted the 1999 Non-Employee Directors’ Stock Option Plan and our stockholders approved the plan in November 1999. There are 346,513 shares of common stock reserved for issuance under the directors’ plan. The directors’ plan provides for the automatic grant to our non-employee directors of options to purchase shares of our common stock. Currently, each person who is first elected or appointed as a non-employee director will automatically receive an option for 20,000 shares. In addition, on the day after each of our annual meetings, each non-employee director will receive another option if the recipient has been a non-employee director for at least the prior six months. The annual grant is for 6,400 shares for the chairman of the board and 3,200 shares for the other non-employee directors. There are currently four members of our board of directors that are eligible to receive stock option grants under the directors’ plan.

      As of March 31, 2002 options (net of canceled or expired options) covering an aggregate of 32,000 shares of our common stock had been granted under the directors’ plan. Only 314,513 shares of common stock plus any shares that might in the future be returned to the directors’ plan as a result of cancellations or expiration of options remained available for future grant under the directors’ plan.

Proposed Directors’ Plan, As Amended

      Our board of directors has amended the directors’ plan, subject to stockholder approval, to increase the size of the initial grant and the annual grants granted under the plan. Under the directors’ plan, as proposed to be amended, the initial grant would be increased from 20,000 shares to 25,000 shares, and the annual grants would be increased from 6,400 shares to 14,000 shares for our chairman of the board, and from 3,200 shares to 7,000 shares for our other non-employee directors. Additionally, initial grants to directors will vest over four years rather than five. Our board of directors took this action so that we can continue to attract, motivate, and retain our non-employee directors.

      Stockholders are requested in this Proposal 2 to approve the directors’ plan, as amended by these amendments. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the directors’ plan, as amended. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

      The essential features of the directors’ plan are outlined below:

General

      The directors’ plan provides for the automatic grant of nonstatutory stock options to our non-employee directors. Options granted under the directors’ plan are not intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code, as amended. See “Federal Income Tax Information” below for a discussion of the tax treatment of nonstatutory stock options.

Purpose

      Our board adopted the directors’ plan to provide a means by which our non-employee directors may be given an opportunity to purchase stock, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for our success. All of our current non-employee directors will continue to be eligible to participate in the directors’ plan if the directors’ plan, as proposed to be amended by this Proposal 2, is approved by the stockholders.

Administration

      Our board administers the directors’ plan. Our board has the power to construe and interpret the directors’ plan but not to determine the persons to whom or the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, or the type of consideration or the other terms of the option.

Stock Subject to the Directors’ Plan

      An aggregate of 346,513 shares of common stock is reserved for issuance under the directors’ plan. On the day after each annual meeting for the next eight years, commencing with the annual meeting in 2002, the aggregate number of shares of common stock that is available for issuance under the directors’ plan shall automatically be increased by that number of shares equal to the greater of 0.3% of our outstanding shares on a fully diluted basis or the number of shares of our common stock subject to options granted during the prior 12-month period; provided, however, that our board, from time to time, may provide for a lesser increase in the aggregate number of shares of common stock that is available for issuance under the plan. If options granted under the directors’ plan expire or otherwise terminate without being exercised, the shares of common stock not acquired pursuant to such options again become available for issuance under the directors’ plan. If we reacquire unvested stock issued under the directors’ plan, the reacquired stock will again become available for reissuance under the directors’ plan.

Eligibility

      The directors’ plan provides that options may only be granted to our non-employee directors. A “non-employee director” is defined in the directors’ plan as one of our directors who is not otherwise an employee of Caliper.

Terms of Options

      The following is a description of the terms of options under the directors’ plan. Individual option grants may not be more restrictive as to the terms described below, except as otherwise noted.

      Automatic Grants. If the proposed amendments to the directors’ plan are approved by our stockholders, without any further action of our board each person who is first elected or appointed as a non-employee director will automatically receive an option to purchase 25,000 shares of our common stock. In addition, each non-employee director will automatically be granted the following options: (i) on the day following each annual meeting, commencing with the annual meeting in 2002, each person (other than the chairman of the board) who is then a non-employee director, and has been a non-employee director for at least six months, automatically shall be granted an annual grant to purchase 7,000 shares of our common stock; and (ii) on the day following each annual meeting, commencing with the annual meeting in 2002, the non-employee director who is then serving as chairman of the board, automatically shall be granted an annual grant to purchase 14,000 shares of common stock.

      Exercise Price; Payment. The exercise price of options granted under the directors’ plan shall be 100% of the fair market value of the stock subject to the option on the date of the grant. Notwithstanding the foregoing, an option may be granted with an exercise price lower than that set forth in the preceding sentence if such option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Internal Revenue Code.

      The purchase price of stock acquired pursuant to an option may be paid, to the extent permitted by applicable statutes and regulations, in any combination of (i) cash or check, or (ii) delivery of other common stock. The purchase price of common stock acquired pursuant to an option that is paid by delivery of other common stock acquired, directly or indirectly from us, shall be paid only by shares of our common stock that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that we are incorporated in Delaware, payment of the common stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

      Option Exercise. The initial option grant to our non-employee directors will be fully exercisable on the date of grant and will vest in equal monthly increments over four years. The annual grants will be fully exercisable on the date of grant and will be fully vested 12 months after the date of grant. Our board does not have the power to accelerate the time during which an option may vest. To the extent provided by the terms of an option, an optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise of any option granted under the non-employee directors’ plan by a cash payment upon exercise, by authorizing us to withhold a portion of the stock otherwise issuable to the optionholder, by delivering already-owned shares of our common stock or by a combination of these means.

      Term. The term of options under the directors’ plan is 10 years. Options under the directors’ plan terminate six months after termination of the optionholder’s service as a non-employee director unless (i) the termination is due to the optionholder’s permanent and total disability, as defined in the Internal Revenue Code, in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at the earlier of any time within 12 months of such termination or the expiration of the term of such option; or (ii) the optionholder’s service terminates as a result of the optionholder’s death or the optionholder dies within a six-month period after the termination of the optionholder’s service for a reason other than death, in which case the option may be exercised (to the extent the option was exercisable at the time of the optionholder’s death) within the earlier of 18 months of the optionholder’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution or the expiration of the term of such option. An optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.

      The option term may be extended in the event that exercise of the option within these periods is prohibited. An optionholder’s option agreement provides that if the exercise of the option following the termination of the optionholder’s service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) six months after the termination of the optionholder’s service during which the exercise of the option would not be in violation of such registration requirements.

      Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the directors’ plan as determined by our board.

Restrictions on Transfer

      During the lifetime of the optionholder, an option may be exercised only by the optionholder. Our board may grant options that are transferable to the extent permitted in the stock option agreement.

Adjustment Provisions

      Transactions not involving receipt of consideration by Caliper, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the type(s), class(es) and number of shares of our common stock subject to the directors’ plan and outstanding options. In that event, the directors’ plan will be appropriately adjusted as to the type(s), class(es) and the maximum number of shares of our common stock subject to the directors’ plan, and outstanding options will be adjusted as to the type(s), class(es), number of shares and price per share of common stock subject to such options.

Effect on Options of a Merger or Liquidation

      If we dissolve or liquidate, then any outstanding options under our directors’ plan will terminate immediately prior to the event. If we sell, lease or dispose of all or substantially all of our assets, or are acquired pursuant to a merger or consolidation, then the surviving entity may assume or replace all options outstanding under the directors’ plan. If the surviving entity does not assume or replace these options, the vesting of these options will be accelerated in full and the options will terminate if not exercised at or prior to the event. However, if an option is assumed or replaced but the optionholder is not elected to the board of directors of the surviving entity at the first meeting of the board after the event, then the vesting of that option will be accelerated by 18 months.

      The acceleration of an option in the event of a merger or consolidation may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Caliper.

Duration, Amendment and Termination

      Our board may suspend or terminate the directors’ plan without stockholder approval or ratification at any time. Unless sooner terminated, the directors’ plan will terminate on September 30, 2009.

      Our board may also amend the directors’ plan at any time or from time to time. However, no amendment will be effective unless approved by our stockholders after its adoption by the board to the extent stockholder approval is necessary to satisfy the requirements of Rule 16b-3 of the Securities Exchange Act of 1934 or any Nasdaq or securities exchange listing requirement. Our board may also submit any other amendment to the directors’ plan for stockholder approval.

Federal Income Tax Information

      Nonstatutory stock options granted under the directors’ plan generally have the following federal income tax consequences.

      There are no tax consequences to us or the optionholder by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess of the stock’s fair market value on the date of exercise over the option exercise price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. If the optionholder becomes an employee, we are required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

      Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option (or vesting of the stock). Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Securities Exchange Act of 1934.

NEW PLAN BENEFITS

1999 Non-Employee Directors’ Stock Option Plan

	Current Number	Proposed Number	Additional Shares
	of Shares	of Shares	as a Result of
	Underlying	Underlying	Proposed
Type of Grant	Options Granted	Options Granted	Amendment

Annual Grant to Chairman of the Board	6,400	14,000	7,600
Annual Grant to Non-employee Directors	3,200	7,000	3,800
Initial Grant to New Directors	20,000	25,000	5,000

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      Our board of directors has selected Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2002, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited our financial statements since the year ended December 31, 1996. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Audit Fees. During the year ended December 31, 2001, the aggregate fees billed by Ernst & Young LLP for the audit of our financial statements for the year and for the quarterly review of our financial statements during fiscal 2001 were approximately $254,125.

      Financial Information Systems Design and Implementation Fees. During the fiscal year ended December 31, 2001, no fees were billed by Ernst & Young LLP for information technology consulting services.

      All Other Fees. During the year ended December 31, 2001, the aggregate fees billed by Ernst & Young LLP for other professional services were approximately $94,312, consisting entirely of tax and audit related services. Audit related services generally include fees for accounting, consulting and SEC registration statements.

      The audit committee has determined the rendering of other professional services by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP’s independence.

      Stockholder ratification of the selection of Ernst & Young LLP as our independent auditors is not required by our bylaws or otherwise. However, our board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee and the board will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the audit committee and the board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and that of our stockholders.

      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this proposal has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3

EXECUTIVE OFFICERS

      Daniel L. Kisner, M.D., age 55, has served as our President and Chief Executive Officer since February 1999 and as a Director since March 1999. From May 1994 to January 1999, Dr. Kisner served as President and Chief Operating Officer of Isis Pharmaceuticals, Inc., a biotechnology company. From February 1993 to May 1994, Dr. Kisner served as Executive Vice President and Chief Operating Officer of Isis Pharmaceuticals, Inc. From March 1991 to February 1993, he served as Executive Vice President of Isis Pharmaceuticals, Inc. and was responsible for business and product development, and manufacturing. From December 1988 to March 1991, Dr. Kisner served as Division Vice President of Pharmaceutical Development for Abbott Laboratories. Dr. Kisner has held a tenured position in the Division of Oncology at the University of Texas, San Antonio School of Medicine and is certified by the American Board of Internal Medicine and certified in Medical Oncology. Dr. Kisner holds a B.A. from Rutgers University and a M.D. from Georgetown University.

      James L. Knighton, age 48, has served as our Vice President and Chief Financial Officer since September 1999 and was promoted to Executive Vice President in April 2001. From October 1998 to September 1999, Mr. Knighton served as Senior Vice President and Chief Financial Officer of SUGEN, Inc., a biotechnology company. From July 1997 to October 1998, Mr. Knighton served as Vice President of Investor Relations and Corporate Communications at Chiron Corporation, a biotechnology company. From 1985 to 1994, Mr. Knighton served in various operations, planning and R&D functions at E. I. DuPont de Nemours Inc., a global, diversified chemical and life science company. Mr. Knighton holds a B.S. in Biology from the University of Notre Dame, an M.S. in Genetics from the University of Pennsylvania and a M.B.A. from the Wharton School at the University of Pennsylvania.

      Michael R. Knapp, Ph.D., age 50, co-founded Caliper and has served as our Vice President of Corporate Development since March 2001 and previous to that as our Vice President of Science and Technology from September 1995 to March 2001. From November 1994 through August 1995, Dr. Knapp was engaged in activities related to forming Caliper, including securing our core technology license and procuring financing. From October 1988 to October 1994, Dr. Knapp served as President and Scientific Director at Molecular Tool, Inc., a genetics technology company he co-founded in 1988. Previously, Dr. Knapp was on the staff of the Center for Neurobiology and Behavior at Columbia University and was a Scientific Director of Genetica SARL, an affiliate of Rhone Poulenc SA in Paris, France. Dr. Knapp holds a B.S. in Biology from Trinity College (Hartford) and a Ph.D. in Medical Microbiology from Stanford University.

      J. Wallace Parce, Ph.D., age 52, co-founded Caliper and has served as our Vice President of Research since October 1995. Prior to joining Caliper, Dr. Parce spent 12 years with Molecular Devices Corporation as a founder, consultant, Director of Research and Vice President of Research. From 1980 until 1984 he was an Assistant Professor in the Department of Biochemistry at Wake Forest University, from 1982 until 1987 an associate in the Department of Microbiology and Immunology, and from 1984 until 1987, an Associate Professor of Biochemistry. Dr. Parce holds a B.A. in Chemistry from Western Maryland College in 1972 and a Ph.D. in Biochemistry from Wake Forest University in 1976. From 1976 until 1980 Dr. Parce was a Post Doctoral Fellow in Chemistry at Stanford University.

      William M. Wright III, age 53, has served as our Vice President of Operations since September 1998. From November 1995 to May 1998, Mr. Wright served as Vice President of Operations of Biocircuits Corporation, a medical diagnostic company, where he was responsible for instrument and immunoassay cartridge manufacturing. From 1984 to 1995, Mr. Wright was Vice President of Site Operations with Dade International Inc., formerly a division of Baxter International, Inc., a medical products manufacturing company, where he assisted in the start-up and launch of the Baxter International Paramax Analytical Clinical Chemistry Business. Mr. Wright holds a B.S. in Industrial Technology from California State University at Long Beach.

      Susan A. Evans, Ph.D., age 54, has served as our Vice President of Product Development since February 2002. From February 2000 to January 2002, Dr. Evans served as Vice President of Research and Development for LifeScan, Inc., a medical products subsidiary of Johnson & Johnson. From December 1994 to December 2000, Dr. Evans served as Senior Vice President of Research and Development for Dade Behring, the succeeding clinical diagnostic company from the Baxter Diagnostics, Inc leveraged buyout. From 1981 to

1994, Dr. Evans held a number of research and development positions at Baxter Diagnostics, Inc., a diagnostic products manufacturing company. Dr. Evans holds a B.A. in Chemistry from Emmanuel College and a Ph.D. in Biochemistry from the University of Detroit.

      Michael Merion, Ph.D., age 47, has served as our Vice President of Sales and Marketing since August 2001. From November 1993 to July 2001, Dr. Merion was Vice President of Marketing for Dionex Corporation, a diagnostic instrument company, where he was responsible for worldwide marketing of all of Dionex products and new business development. From September 1984 to October 1993, Dr. Merion held various positions in sales, product management and program management for Waters Corporation, a diagnostic instrument company. Dr. Merion holds a B.A. in Biology from Rutgers University and a Ph.D. in Biochemistry also from Rutgers University.

      Anthony T. Hendrickson, age 48, has served as our Corporate Controller since April 2000. From April 1997 to April 2000, Mr. Hendrickson was the Corporate Controller and Chief Accounting Officer for Sequus Pharmaceuticals, Inc., a biotechnology company. From April 1995 to March 1997, Mr. Hendrickson was the Director of Finance and Administration of a U.S. operating division of Lanier Worldwide, Inc. that specialized in electronic imaging. From 1993 to April 1995, Mr. Hendrickson was a Senior Manager for KPMG LLP, a public accounting firm. Mr. Hendrickson is a Certified Public Accountant and holds a B.A. in Accounting and Finance from the University of Cincinnati and an M.B.A. from The Ohio State University.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table presents information regarding the beneficial ownership of our common stock as of March 31, 2002 by:

•	each director and nominee for director;

•	each of the executive officers named in the Summary Compensation Table;

•	all executive officers, directors and nominees as a group; and

•	all those known by us to be beneficial owners of more than five percent of our common stock.

      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of the date of this table. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Percentage of beneficial ownership is based on 24,255,347 shares of our common stock outstanding as of March 31, 2002, adjusted as required by rules promulgated by the Securities and Exchange Commission. Unless otherwise indicated, the address of each of the individuals and entities listed below is: c/o Caliper Technologies Corp., 605 Fairchild Drive, Mountain View, California 94043.

		Beneficial Ownership
	Shares Issuable Pursuant
	to Options and Warrants	Number of Shares
	Exercisable within	(Including Number
	60 days of	Shown in First		Percentage
Beneficial Owner	March 31, 2002	Column)		of Total

Directors And Executive Officers
Daniel L. Kisner, M.D.(1)	279,188	387,289		1.6%
James L. Knighton	139,856	170,793		*
Michael R. Knapp, Ph.D.(2)	65,809	295,180		1.2
J. Wallace Parce, Ph.D.(3)	102,335	289,003		1.2
David V. Milligan, Ph.D.(4)	12,810	69,432		*
Anthony B. Evnin, Ph.D.(5)	3,200	478,651		2.0
Regis P. McKenna(6)	78,197	129,478		*
Robert T. Nelsen(7)	3,200	27,218		*
William M. Wright III	20,693	47,162		*
5% Stockholders
SMALLCAP World Fund, Inc.(8)	—	1,548,500	(9)	6.4
OrbiMed Advisors LLC(10)	—	2,374,500	(11)	9.8
All directors and executive officers as a group [12](12)	784,705	1,975,093		8.1%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Includes 82,461 shares held by The Kisner Revocable Trust u/a/d 9/23/99, of which Dr. Kisner is a trustee, 12,820 shares held by The Jordon Renee Kisner Exempt Irrevocable Trust u/a/d 9/23/99, of which Dr. Kisner is a trustee, and 12,820 shares held by The Griffin Daniel Kisner Exempt Irrevocable Trust u/a/d 9/23/99, of which Dr. Kisner is trustee.

(2)	Includes 225,945 shares held by the Michael R. Knapp and Marianne Maloney Trust u/a/d 7/19/01, of which Mr. Knapp is a trustee.

(3)	Includes 12,820 shares held by Charles Andrew Parce and 12,820 shares held by Laura Marie Parce, the children of Dr. Parce.

(4)	Includes 56,622 shares held by The David V. Milligan Trust dated October 19, 1991, of which Dr. Milligan is a trustee.

(5)	Includes 238,977 shares held by Venrock Associates, 161,587 shares held by Venrock Associates II, L.P. Dr. Evnin is a general partner of Venrock Associates. Dr. Evnin disclaims beneficial ownership of these shares except to the extent of his proportionate partnership interest in these shares.

(6)	Includes 51,281 shares held by The Regis P. and Dianne T. McKenna Trust, of which Mr. McKenna is a trustee.

(7)	Includes 5,000 shares held by ARCH Venture Fund II, L.P. Mr. Nelsen is a managing director of ARCH Venture Corporation, which is the general partner of ARCH Venture Partners, L.P., which is the general partner of ARCH Management Partners II, L.P., which is the general partner of ARCH Venture Fund II, L.P. Mr. Nelsen disclaims beneficial ownership of these shares except to the extent of his proportionate partnership interest in these shares.

(8)	Represents shares held by SMALLCAP World Fund, Inc., which has sole voting power over the shares. Capital Research and Management Company is an investment advisor to SMALLCAP World Fund, Inc. and has sole dispositive power over the shares. Consequently, Capital Research and Management Company may be deemed to beneficially own the shares. Capital Research and Management Company disclaims beneficial ownership of the shares. Capital Research and Management Company is located at 333 South Hope Street, Los Angeles, CA 90071.

(9)	Represents the number of shares beneficially owned as of December 31, 2001.

(10)	Represents shares held by OrbiMed Advisors LLC. OrbiMed Advisors Inc. is the investment manager of OrbiMed Advisors LLC, and Samuel D. Isaly is the managing member of OrbiMed Advisors LLC and President of OrbiMed Advisors Inc. OrbiMed Advisors LLC, OrbiMed Advisors Inc. and Samuel D. Isaly have shared voting and dispositive power over the shares. OrbiMed Advisors LLC is located at 767 Third Avenue, 6th Floor, New York, NY 10010.

(11)	Represents the number of shares beneficially owned as of February 15, 2002.

(12)	Total number of shares includes 1,646,327 shares of common stock held by entities affiliated with directors and executive officers. See footnotes 1 through 7 above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

      To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2001 all Section 16(a) filing requirements were complied with by our officers, directors and greater than ten percent beneficial owners except for an Initial Statement of Beneficial Ownership which was filed late by Michael Merion, our Vice President of Sales and Marketing.

EXECUTIVE COMPENSATION

Director Compensation

      Non-employee directors currently receive a fee for attendance at each board meeting of $2,500 per meeting if attended in person, or $1,000 if attended by phone or videoconference; and a fee for attendance on telephonic conference calls to discuss matters relating to the Company at which all directors are requested to attend, but that are not official meetings of the Board, in the amount of $1,000 per conference call. Employee directors currently receive no cash compensation for attendance at committee meetings. All directors are reimbursed for expenses in connection with attendance at board and committee meetings.

      Each of our non-employee directors also receives stock option grants under the 1999 Non-Employee Directors’ Stock Option Plan. The number of shares of common stock that may be issued pursuant to options granted under the directors’ plan is currently 314,513 and is increased one day after each annual meeting of stockholders by the greater of 0.3% of the outstanding shares on a fully-diluted basis or the number of shares that could be issued under options granted under the directors’ plan during the prior 12-month period. The directors’ plan is administered by our board of directors, unless the board delegates administration to a committee comprised of not less than two members of the board. Options granted under the directors’ plan are not intended to qualify as incentive stock options under the Internal Revenue Code.

      Option grants under the directors’ plan are non-discretionary. Pursuant to the current terms of the directors’ plan, each person who is first elected as a non-employee director will automatically be granted an option to purchase 20,000 shares of common stock upon such election. The initial grant will be fully exercisable upon the date of grant and will vest monthly over five years. In addition, one day after each annual meeting of our stockholders, each non-employee director will automatically receive another option if the recipient has been a non-employee director for at least the prior six months. The annual grant will cover 6,400 shares for the chairman of the board and 3,200 shares otherwise, will be fully exercisable upon the date of grant and will vest in 12 months. If Proposal 2 is approved by the stockholders, the initial grant will be increased to 25,000 shares, and the annual grants will be increased to 14,000 shares for the chairman of the board and 7,000 shares for all other non-employee directors. The exercise price of options granted under the directors’ plan is equal to 100% of the fair market value of the common stock subject to the option on the date of the grant and the term of options granted under the directors’ plan is ten years.

      During the last fiscal year, we granted options to purchase a total of 16,000 shares of our common stock to our non-employee directors, at an exercise price per share of $17.34. The fair market value of our common stock on the date of grant was $17.34 per share (based on the closing sales price reported on the Nasdaq Stock Market for the last market trading day prior to the date of grant). Our chairman of the board received an option to purchase 6,400 shares of our common stock and all other non-employee directors received an option to purchase 3,200 shares of our common stock. As of March 31, 2002, a total of 58,400 options have been granted under the directors’ plan. As of March 31, 2002, no options had been exercised under the directors’ plan.

      As part of our ongoing program of research and development, we entered into a twelve-month consulting agreement with Dr. David V. Milligan, our chairman of the board, effective April 30, 1997. This agreement may be renewed annually and is currently in effect until April 30, 2003. Under the terms of this agreement, Dr. Milligan agreed to provide consultation and advice concerning our core competitive strengths and the development of optimal growth strategies. In exchange, we agreed to pay Dr. Milligan $80,000 per year and granted Dr. Milligan a stock option to purchase 64,102 shares of our common stock at $0.47 per share. This option vests monthly over a period of five years. We also granted Dr. Milligan stock options in connection with his services as a member of our board of directors under our 1999 Non-Employee Directors’ Stock Option Plan, as described above.

      We entered into a twelve-month consulting agreement with Regis P. McKenna, a member of our board of directors, on April 30, 1997. This agreement has not been renewed and terminated on April 29, 2001. Under the terms of this agreement, Mr. McKenna agreed to provide assistance in developing our technology and business strategies. In exchange, Mr. McKenna was allowed to purchase 19,230 shares of our common stock at $0.62 per share and granted options to purchase 38,640 shares of common stock at $0.97 per share. In June 2000, Mr. McKenna was granted an option to purchase an additional 19,230 shares of common stock at $58.06 per share. This option vests in twelve equal monthly installments beginning in May 2000. We also granted Mr. McKenna stock options in connection with his services as a member of our board of directors under our 1999 Non-Employee Directors’ Stock Option Plan, as described above.

      We have entered into an employment agreement with Dr. Kisner. See the section below entitled “Employment, Severance and Change of Control Agreements” for a description of Dr. Kisner’s agreement.

Compensation of Executive Officers

      The following table presents summary information for the years ended December 31, 2001, December 31, 2000 and December 31, 1999, regarding compensation awarded or paid to, or earned by, our Chief Executive Officer, our other four most highly compensated executive officers whose salary and bonus for 2001 were in excess of $100,000 and one former executive officer who departed from Caliper during fiscal year 2001.

Summary Compensation Table

					Long-Term
					Compensation
					Awards
		Annual Compensation
					Securities
				Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation	Options	Compensation

Daniel L. Kisner, M.D.(1)	2001	$423,516	$180,000	—	50,000	$245,505
President and Chief	2000	379,173	173,254	—	—	286,363
Executive Officer	1999	293,013	175,000	—	641,025	418,270
James L. Knighton(2)	2001	285,866	110,000	—	95,000	5,365
Chief Financial Officer and	2000	253,514	75,294	—	8,000	286,395
Executive Vice President	1999	111,962	18,375	—	269,230	—
Michael R. Knapp, Ph.D.(3)	2001	247,872	69,529	—	88,000	1,070
Vice President of Corporate	2000	222,048	71,944	—	7,500	1,779
Development	1999	203,952	29,475	—	57,692	—
J. Wallace Parce, Ph.D.(4)	2001	250,740	110,000	—	38,000	5,380
Vice President of Research	2000	222,048	71,994	—	7,500	10,977
	1999	203,952	29,475	—	57,692	—
William M. Wright III(5)	2001	206,200	52,584	—	28,000	4,500
Vice President of	2000	180,816	40,684	—	5,000	9,000
Operations	1999	165,210	5,425	—	19,230	—

(1)	Dr. Kisner joined us in February 1999. Dr. Kisner’s all other compensation in 2001 consisted of $33,180 for mortgage assistance, $118,744 related to forgiveness of a portion of Dr. Kisner’s housing loan, $89,081 for income taxes payable on the loan forgiveness, and $4,500 for professional matters. Dr. Kisner’s all other compensation in 2000 consisted of $61,383 for relocation assistance and related taxes, $122,713 related to forgiveness of a portion of Dr. Kisner’s housing loan, $92,035 for income taxes payable on the loan forgiveness, $9,000 for professional matters and $1,242 for term life insurance premiums for the benefit of Dr. Kisner. Dr. Kisner’s all other compensation in 1999 consisted of $246,370 for relocation assistance and related taxes, $98,228 related to forgiveness of a portion of Dr. Kisner’s housing loan and $73,672 for income taxes payable on the loan forgiveness.

(2)	Mr. Knighton joined us in September 1999. Mr. Knighton’s all other compensation in 2001 consisted of $865 for term life insurance premiums, and $4,500 for professional matters. Mr. Knighton’s all other compensation in 2000 consisted of: 6,250 shares of common stock with a fair market value of $237,113; $38,610 for bonus payable at time of exercise of $1.56 per share plus an additional amount to cover taxes; $9,000 for professional matters; and $1,672 for term life insurance premiums for the benefit of Mr. Knighton.

(3)	Dr. Knapp’s all other compensation in 2001 consisted of $1,070 for term life insurance premiums for the benefit of Dr. Knapp. Dr. Knapp’s all other compensation in 2000 consisted of $1,779 for term life insurance premiums for the benefit of Dr. Knapp.

(4)	Dr. Parce’s all other compensation in 2001 consisted of $880 for term life premiums for the benefit of Dr. Parce and $4,500 for professional matters. Dr. Parce’s all other compensation in 2000 consisted of $9,000 for professional matters and $1,977 for term life insurance premiums for the benefit of Dr. Parce.

(5)	Mr. Wright’s all other compensation in 2001 consisted of $4,500 for professional matters. Mr. Wright’s all other compensation in 2000 consisted of $9,000 for professional matters.

Stock Option Grants and Exercises

      We grant options to our executive officers under our 1999 Equity Incentive Plan. As of March 31, 2002, options to purchase a total of 5,329,211 shares were outstanding under the incentive plan and options to purchase 207,376 shares remained available for grant thereunder.

      The following tables show for the fiscal year ended December 31, 2001, certain information regarding options granted to, exercised by, and held at year end by, each of the individuals listed in the Summary Compensation Table.

      The exercise price of each option was equal to the closing sales price of our common stock as reported on the Nasdaq Stock Market for the last market trading day prior to the date of grant. The exercise price may be paid in cash, promissory notes, in shares of our common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The options granted to our executive officers vest over four years with 25% of the shares vesting one year from the date of grant and 2.08% of the shares vesting each month thereafter. Each of the options has a ten-year term, subject to earlier termination if the optionee’s service with us ceases. Under certain circumstances following a change of control, the vesting of such option grants may accelerate and become immediately exercisable. See the section entitled “— Employment, Severance and Change of Control Arrangements” below for a description of our agreements with Dr. Kisner concerning stock options that have been granted to him.

      The potential realizable value is calculated based on the ten-year term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent our prediction of our stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. On April 26, 2002, the closing sales price of our common stock was $10.01.

      Percentages shown under “Percentage of Total Options Granted to Employees in 2001” are based on an aggregate of 2,625,293 options granted to employees, consultants and directors of Caliper under our stock option plans during 2001.

	Individual Grants
					Potential Realizable Value at
	Number of	Percentage of			Assumed Annual Rates of
	Securities	Total Options			Stock Price Appreciation
	Underlying	Granted to	Exercise		for Option Term
	Option	Employees	Price per	Expiration
Name	Granted	in 2001	Share	Date	5%	10%

Daniel L. Kisner, M.D.	50,000	1.9%	$43.750	01/30/11	$1,375,719	$3,486,219
James L. Knighton	35,000	3.6	33.625	01/11/11	740,137	1,875,586
	25,000		15.000	04/03/11	235,838	597,638
	35,000		9.960	09/25/11	219,235	555,564
Michael R. Knapp, Ph.D.	38,000	3.4	33.625	01/11/11	803,577	2,036,350
	50,000		9.960	09/25/11	498,000	793,663
J. Wallace Parce, Ph.D.	38,000	1.4	33.625	01/11/11	803,577	2,036,350
William Wright III	28,000	1.7	33.625	01/11/11	592,109	1,500,469

Aggregate Option Exercises in 2001 and Option Values at December 31, 2001

      The following table presents the aggregate option exercises during 2001, and the number and value of securities underlying unexercised options that are held by each of the individuals listed in the Summary Compensation Table as of December 31, 2001.

      Amounts shown under the column “Value Realized” are based on the closing sales price of our common stock as reported on the Nasdaq Stock Market on the date of exercise, less the exercise price. Amounts shown under the column “Value of Unexercised In-the-Money Options at December 31, 2001” are based on the closing price of our common stock ($15.61) on December 31, 2001 as reported on the Nasdaq Stock Market, less the exercise price, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option, less the exercise price of the shares underlying the option.

			Number of
			Securities Underlying		Value of Unexercised
			Unexercised Options		In-the-Money Options
	Shares		at December 31, 2001		at December 31, 2001
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Daniel L. Kisner, M.D.	20,000	$781,906	210,145	327,779	$3,280,363	$5,116,630
James L. Knighton	11,500	343,401	98,152	247,578	1,532,153	3,864,693
Michael R. Knapp, Ph.D.	26,526	394,117	42,160	140,072	658,118	2,186,524
J. Wallace Parce, Ph.D.	0	0	78,686	90,072	1,228,288	1,406,024
William Wright III	20,854	474,102	8,063	59,339	125,863	926,282

Employment, Severance and Change of Control Agreements

      In December 2000, our board of directors approved a change of control severance and forward vesting plan for members of our senior management team, including James L. Knighton, Michael R. Knapp and J. Wallace Parce. In the event any of these members of our senior management team are terminated (including a constructive termination) without cause following a change in control of Caliper, they will receive monthly consulting payments equal to their monthly base salary at the time of termination for 12 months or until they are employed by another company. To the extent they are not able to receive comparable health insurance benefits, we will also provide them with up to 12 months of continued health insurance benefits. In addition, if such senior management team member is terminated (including constructive termination) without cause during the first 13 months following a change of control in Caliper, they will receive accelerated vesting for 30 months for all of their outstanding options.

      In September 1999 we entered into an employment agreement with James L. Knighton to serve as our Chief Financial Officer at a base salary of $245,000 a year starting in September 1999, with a sign-on bonus of $50,000 and an annual discretionary bonus set by the board based upon specific objectives to be determined, with a minimum bonus of 30% of his base salary guaranteed during the first 12 months of employment. Mr. Knighton received a 2001 merit bonus of $110,000 and his annual salary for 2002 has been set at $306,805. In addition, pursuant to the employment agreement, Mr. Knighton received a stock bonus equal to 6,250 shares in June 2000 as a result of our common stock trading at or above $20.00 per share for six consecutive months. Pursuant to the employment agreement, Mr. Knighton also received an option to purchase 269,230 shares of our common stock at an exercise price of $3.12 per share, plus a bonus payable at the time of exercise in the amount of $1.56 per share of stock exercised, plus an additional amount to cover taxes on the bonus. Mr. Knighton’s stock option was approved by our board in October 1999. In addition, Mr. Knighton is entitled to a housing loan of up to $500,000. The employment agreement is at-will, and provides that if Mr. Knighton is terminated without cause or Mr. Knighton voluntarily terminates his employment after a constructive termination, he will be paid his base salary for 12 months in monthly installments or until he becomes employed, whichever is earlier, and a portion of his options will be partially accelerated.

      In January 1999, we entered into an employment agreement with Daniel L. Kisner, M.D. to serve as our President and Chief Executive Officer at a base salary of $350,000 a year starting on February 28, 1999, with an annual discretionary bonus of up to 50% of his base salary based upon specific objectives to be agreed upon by Dr. Kisner and our board. Dr. Kisner received a 2001 merit bonus of $180,000 and his annual salary for 2002 has been set at $450,000. Pursuant to the employment agreement, Dr. Kisner received an option to purchase 641,025 shares of our common stock at an exercise price of $0.97 per share. This option vests over a period of five years in 60 equal monthly installments. In addition, Dr. Kisner is entitled to a housing loan of up to $500,000 which may be forgiven over time, and monthly mortgage assistance to support a $500,000 mortgage, plus additional payments to compensate for the tax payable on these portions of his compensation. In July 1999, we loaned Dr. Kisner $425,000 with an annual interest rate of 5.96% in connection with the purchase of a residence and in July 2000, we increased the loan amount by $75,000 to a total of $500,000. The loan is described further in “Indebtedness of Management” below. In connection with Dr. Kisner’s 2001 performance review, a total of $118,744 of his housing loan and associated interest was forgiven. In addition, Dr. Kisner was reimbursed $89,080.50 for the income tax payable on the loan forgiveness. The employment agreement is at-will and contains a non-solicitation agreement. This agreement also provides that if Dr. Kisner is terminated without cause or Dr. Kisner voluntarily terminates his employment after a constructive termination, he will be paid his then current salary for 12 months in monthly installments or until he becomes employed, whichever is earlier, and a portion of his options will be partially accelerated.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(2)

      The audit committee oversees Caliper’s financial reporting process on behalf of the board of directors. Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgements, and the clarity of disclosures in the financial statements.

      The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgements as to the quality, not just the acceptability, of Caliper’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent auditors the auditors’ independence from management and Caliper including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors’ independence.

      The committee discussed with Caliper’s internal and independent auditors the overall scope and plans for the respective audits. The committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Caliper’s internal controls, and the overall quality of Caliper’s financial reporting. The committee held three meetings during fiscal 2001.

      In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors and the board has approved that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The committee and the board have also recommended, subject to shareholder approval, the selection of Caliper’s independent auditors.

AUDIT COMMITTEE

Anthony B. Evnin, Ph.D. (Chair)
Regis P. McKenna
David V. Milligan, Ph.D.

      (2) Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

ON EXECUTIVE COMPENSATION

Compensation Committee Report(3)

      The compensation committee of the board of directors in 2001 consisted of Messrs. Hartman, McKenna and Nelsen, none of whom have ever been executive officers or employees of Caliper. Mr. Hartman served on the committee until the end of his term on the board of directors on June 26, 2001. The committee is responsible for establishing our compensation programs for all employees, including our executive officers. For executive officers, the committee evaluates performance and determines compensation policies and levels.

Compensation Philosophy

      The goals of our compensation program are to align compensation with business objectives and performance and to enable us to attract, retain and reward executive officers and other key employees who contribute to our long-term success and to motivate them to enhance long-term stockholder value. Key elements of this philosophy are:

•	We pay competitively with other biotechnology companies with which we compete for talent. To ensure that our pay is competitive, we compare our pay practices with these companies and set our pay parameters based on this review.

•	We provide significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long term to respond to our business challenges and opportunities as owners and not just as employees.

      Salary. The committee annually reviews each executive officer’s salary. When reviewing salaries, the committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. The committee’s objective is to set executive compensation at the market average when compared to leading companies in the biotechnology industry. The primary components of executive compensation are base salary, annual incentives and long-term equity incentives.

      Cash Bonus. The committee annually reviews each executive officer’s bonus, our aggregate bonus pool and the bonus allocations by employee position. Payment of cash bonuses is tied to the accomplishment of specific corporate milestones set at the beginning of the year and to each individual officer’s year-end performance review.

      Equity Incentives. Our equity incentive program consists of the 1999 Equity Incentive Plan and the 1999 Employee Stock Purchase Plan. Our option program utilizes vesting periods (generally four years) to encourage key employees to continue in our employ. Through option grants, executives receive significant equity incentives to build long-term stockholder value. Under the incentive plan, grants are made at 100% of fair market value on the date of grant. Executives receive value from these grants only if our common stock appreciates over the long term. The size of option grants is determined based on competitive practices in the biotechnology industry and our philosophy of significantly linking executive compensation with stockholder interests. The committee believes this approach creates an appropriate focus on longer term objectives and promotes executive retention. The Board granted options to purchase an aggregate of 299,000 shares of our common stock to our executive officers in 2001.

      We established the purchase plan both to encourage employees to continue in our employ and to motivate employees through ownership interest. Under the purchase plan, employees, including officers, may have up to 10% of their earnings withheld for purchases of our common stock on certain dates specified by our board. The

      (3) Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report and performance graph shall not be incorporated by reference into any such filings.

price of common stock purchased will be equal to 85% of the lower of the fair market value of the common stock on the relevant purchase date or commencement date of the relevant offering period. The initial offering period under the purchase plan commenced on December 15, 1999 and there were two purchases during fiscal 2001.

Chief Executive Officer Compensation

      Dr. Kisner’s salary and bonus for fiscal 2001 are consistent with the criteria described above and with the compensation committee’s evaluation of his overall leadership and management of Caliper. The committee considered, among other achievements, that 2001 was a year of significant change and growth for Caliper. Some of the achievements included: launching the Caliper 250 high throughput screening system and the LabChip® Automated Microfluidics System as commercial products; introducing four new assays designed for the Agilent 2100 Bioanalyzer, the LabChip® personal laboratory system marketed by our commercial partner, Agilent Technologies; forming a new, independently funded and managed company, Amphora Discovery Corp; and establishing a distributor relationship in Japan with Wako Pure Chemical Industries, Ltd. Dr. Kisner’s compensation for 2001 is set forth in the Summary Compensation Table. The committee has set Dr. Kisner’s annual salary for 2002 at $450,000.

Federal Tax Considerations

      Section 162(m) of the Internal Revenue Code limits Caliper to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the code.

      The statute containing this law and the applicable Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the committee believes that at the present time it is quite unlikely that the compensation paid to any executive officer in a taxable year that is subject to the deduction limit will exceed $1 million. Therefore, the committee has not yet established a policy for determining which forms of incentive compensation awarded to its executive officers shall be designed to qualify as “performance-based compensation.” The committee intends to continue to evaluate the effects of the statute and any applicable Treasury regulations and to comply with code section 162(m) in the future to the extent consistent with Caliper’s best interests.

Conclusion

      Through the plans described above, a significant portion of our compensation program and Dr. Kisner’s compensation are contingent on Caliper’s performance, and realization of benefits is closely linked to increases in long-term stockholder value. We remain committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of our business may result in highly variable compensation for a particular time period.

COMPENSATION COMMITTEE

Regis P. McKenna
Robert T. Nelsen

Compensation Committee Interlocks and Insider Participation

      During fiscal year 2001, Messrs. Hartman, McKenna and Nelsen served as members of the compensation committee of our board of directors. Mr. Hartman’s term ended on June 26, 2001. No member of the compensation committee was or has ever been an officer or employee of Caliper or its subsidiaries. No member of the compensation committee or our board of directors serves as an executive officer of any other entity that has one or more or our executive officers serving as a member of the board of directors or compensation committee of the other entity.

      See section below entitled “Certain Relationships and Related Transactions” for a discussion of Mr. Nelsen’s interest in Amphora Discovery Corp.

PERFORMANCE MEASUREMENT COMPARISON

      The following graph shows the total stockholder return on an investment of $100 in cash on December 15, 1999, including reinvestment of dividends, for:

•	Caliper’s common stock;

•	the Nasdaq Stock Market (U.S.) and

•	the NASDAQ Pharmaceutical Index.

COMPARISON OF 2 YEAR CUMULATIVE TOTAL RETURN*

AMONG CALIPER TECHNOLOGIES CORP.,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ PHARMACEUTICAL INDEX

	Cumulative
	Total Return

	12/15/99	12/31/99	12/31/00	12/31/01

Caliper Technologies Corp.	$100.00	$417.19	$293.75	$97.56
NASDAQ Stock Market (U.S.)	100.00	112.56	67.73	53.70
NASDAQ Pharmaceutical Index	100.00	124.72	155.13	132.58

*	$100 invested on 12/15/99 in stock or index — including reinvestment of dividends. Fiscal year ending December 31.

      This section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the company under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Relationship with Amphora Discovery Corp. In September 2001, we formed a new, independently funded and managed company, Amphora Discovery Corp., to create and commercialize comprehensive chemical genomics information detailing the interactions of small molecules with a broad array of gene products. Venture capitalists invested $25 million in Amphora, and entered into agreements to invest up to an additional $10 million if requested by Amphora. Our ownership in Amphora is now approximately 28% but would be further reduced if part or all of the additional $10 million were to be invested by Amphora’s venture capitalists. The venture capitalists that have invested in Amphora include ARCH Venture Partners and Venrock Associates. One of our directors, Robert T. Nelsen, is a Managing Director of ARCH, and another of our directors, Anthony B. Evnin, is a General Partner of Venrock. Arch and Venrock each own more than a 10% equity interest in Amphora. In addition, James L. Knighton, our Executive Vice President and Chief Financial Officer, and Michael R. Knapp, Ph.D., our Vice President of Corporate Development have entered into separate consulting agreements with Amphora pursuant to which Mr. Knighton purchased 450,000 shares and Dr. Knapp purchased 900,000 shares of Amphora’s common stock at $0.10 per share. Other than reimbursement of expenses, Mr. Knighton and Dr. Knapp receive no additional compensation under these agreements.

      Severance Agreement. In August 2001, we entered into a severance agreement with Calvin Y.H. Chow, our former Chief Operating Officer, pursuant to which Mr. Chow was paid all accrued salary, unused flex leave and vacation time. To assist us in this transition, we retained Mr. Chow as a consultant through February 28, 2003 and agreed to pay him $23,175 per month for his services. During the first 12 months of the consulting period, Mr. Chow’s stock options will continue to vest. On August 31, 2002, all his unvested shares will vest and become immediately exercisable at that time.

      Indebtedness of Management. In March 1997, we loaned Michael R. Knapp, our Vice President of Corporate Development, $200,000 in connection with the purchase of a residence. The interest on this loan is 6.61% per year and begins to accrue on January 1, 2002. The principal and accrued interest is to be repaid in five equal annual installments beginning June 30, 2002. The promissory note will accelerate and become due and payable should Dr. Knapp’s employment with us be terminated for any reason. The promissory note is full recourse and is secured by a deed of trust on the residence.

      In July 1999, we loaned Daniel L. Kisner, M.D., our President and Chief Executive Officer, $425,000 in connection with the purchase of a residence. In July 2000, we increased the loan amount by $75,000 to a total of $500,000. The loan has a maximum term of six years with an annual interest rate of 5.96%. At December 31, 2001, Dr. Kisner owed us $315,000. In connection with Dr. Kisner’s 2001 performance review, a total of $118,744 of Dr. Kisner’s housing loan and associated interest was forgiven.

      Stock Options. See the section above entitled “Executive Compensation” for a description of stock options granted to our directors and executive officers.

      Indemnification Agreements. We have entered into indemnification agreements with our directors and officers for the indemnification of these persons to the full extent permitted by law. We also intend to execute these agreements with future directors and officers.

      Consulting Agreements. We have entered into separate consulting agreements with David V. Milligan and Regis P. McKenna. See section above entitled “Executive Compensation — Director Compensation” for a discussion of these agreements.

OTHER MATTERS

      Our board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

ROBERT L. JONES
Secretary

May 13, 2002

Delivery of this Proxy Statement

      The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports and proxy statements with respect to two or more security holders sharing the same address by delivering a single annual report and proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for securityholders and cost savings for companies.

      This year, a number of brokers with account holders who are Caliper stockholders will be “householding” our proxy materials. A single annual report and proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate annual report and proxy statement, please notify your broker and direct your written request to Caliper Technologies Corp., Attention: Julie Wood, 605 Fairchild Drive, Mountain View, CA 94043, or contact Julie Wood at (650) 623-0700.

      Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

      Our Annual Report to the United States Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2001 is available without charge upon written request to: Corporate Communications, Caliper Technologies Corp., 605 Fairchild Drive, Mountain View, CA 94043.

APPENDIX A

CALIPER TECHNOLOGIES CORP.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Organization

      The Audit Committee of the Board of Directors of Caliper Technologies Corp. (the “Company”) shall consist of at least three members of the Board of Directors (the “Board”). The members of the Audit Committee shall meet the independence and experience requirements of The Nasdaq Stock Market; provided, however, that the Board may determine that one member shall not be required to satisfy the independence requirements if in accordance with Rule 4310(c)(26)(B)(ii) of The Nasdaq Stock Market.

Statement of Policy

      The Audit Committee shall provide assistance to the Board in fulfilling its responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting and reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and the financial management of the Company.

Responsibilities

      In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

      In carrying out these responsibilities, the Audit Committee shall:

•	Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries, which firm is ultimately accountable to the Audit Committee and the Board, as representatives of the Company’s stockholders.

•	Receive written statements from the independent auditors delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard No. 1, and consider and discuss with the auditors any disclosed relationships or services that could affect the auditors’ objectivity and independence, and if so determined by the Audit Committee, recommend that the Board take appropriate action to oversee the independence of the auditors.

•	Evaluate, together with the Board, the performance of the independent auditors and, if determined by the Audit Committee, recommend that the Board replace the independent auditors.

•	Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

•	Review with the independent auditors and the Company’s financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Audit Committee periodically should review Company policy statements to determine their adherence to the code of conduct.

A-1

•	Evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and to elicit the comments of management regarding the responsiveness of the independent auditors to the Company’s needs.

•	Review the financial statements contained in the annual report to stockholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Any changes in accounting principles should be reviewed.

•	Meet with the independent auditors and senior management in separate executive sessions to discuss any matters that the Audit Committee, the independent auditors or senior management believe should be discussed privately with the Audit Committee.

•	Review accounting and financial human resources planning within the Company.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel and separate accountants for this purpose if, in its judgment, such retention or investigation is appropriate.

•	Review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

•	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board.

•	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

•	Perform such other functions and to have such power as it may deem necessary or advisable in the efficient and lawful discharge of the foregoing.

      The operation of the Audit Committee shall be subject to the By-laws as in effect from time to time and Section 141 of the Delaware General Corporation Law.

A-2

CALIPER TECHNOLOGIES CORP.

1999 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

Adopted October 1, 1999
Amended October 28, 1999
Approved By Stockholders November 18, 1999
Amended February 20, 2002
Approved by Stockholders [ ], 2002
Adjusted for Automatic Share Reserve Increase June 27, 2001

Effective Date: Initial Public Offering of Common Stock
Termination Date: September 30, 2009

1.	PURPOSES.

     (a)  Eligible Option Recipients. The persons eligible to receive Options are the Non-Employee Directors of the Company.

     (b)  Available Options. The purpose of the Plan is to provide a means by which Non-Employee Directors may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Nonstatutory Stock Options.

     (c)  General Purpose. The Company, by means of the Plan, seeks to retain the services of its Non-Employee Directors, to secure and retain the services of new Non-Employee Directors and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.	DEFINITIONS.

     (a)  "Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

     (b)  “Annual Grant” means an Option granted annually to all Non-Employee Directors who meet the specified criteria pursuant to subsection 6(b) of the Plan.

     (c)  “Annual Meeting” means the annual meeting of the stockholders of the Company.

     (d)  "Board” means the Board of Directors of the Company.

     (e)  "Code” means the Internal Revenue Code of 1986, as amended.

     (f)  "Common Stock” means the common stock of the Company.

     (g) "Company” means Caliper Technologies Corp., a Delaware corporation.

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     (h)  "Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term “Consultant” shall not include either Directors of the Company who are not compensated by the Company for their services as Directors or Directors of the Company who are merely paid a director’s fee by the Company for their services as Directors.

     (i)  "Continuous Service” means that the Optionholder’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Optionholder’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionholder renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Optionholder renders such service, provided that there is no interruption or termination of the Optionholder’s Continuous Service. For example, a change in status from a Non-Employee Director of the Company to a Consultant of an Affiliate or an Employee of the Company will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

     (j)  "Director” means a member of the Board of Directors of the Company.

     (k)  “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

     (l)  "Employee” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

     (m)  "Exchange Act” means the Securities Exchange Act of 1934, as amended.

     (n)  "Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

          (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

2

     (o)  “Initial Grant” means an Option granted to a Non-Employee Director who meets the specified criteria pursuant to subsection 6(a) of the Plan.

     (p)  “IPO Date” means the effective date of the initial public offering of the Common Stock.

     (q)  "Non-Employee Director” means a Director who is not an Employee.

     (r)  "Nonstatutory Stock Option” means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (s)  "Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (t)  "Option” means a Nonstatutory Stock Option granted pursuant to the Plan.

     (u)  "Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     (v)  "Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

     (w)  "Plan” means this Caliper Technologies Corp. 1999 Non-Employee Directors’ Stock Option Plan.

     (x)  "Reverse Stock Split” means the 1-for-1.56 reverse stock split approved by the Board of Directors on October 28, 1999.

     (y)  "Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

     (z)  "Securities Act” means the Securities Act of 1933, as amended.

3.	ADMINISTRATION.

     (a)  Administration by Board. The Board shall administer the Plan. The Board may not delegate administration of the Plan to a committee.

     (b)  Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i) To determine the provisions of each Option to the extent not specified in the Plan.

3

           (ii) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iii) To amend the Plan or an Option as provided in Section 12.

          (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

     (c)  Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.	SHARES SUBJECT TO THE PLAN.

     (a)  Share Reserve. Subject to the provisions of Section 11 relating to adjustments upon changes in the Common Stock, the Common Stock that may be issued pursuant to Options shall not exceed in the aggregate Three Hundred Forty-six Thousand Five Hundred Thirteen (346,513)1 shares of Common Stock.

     (b)  Evergreen Share Reserve Increase.

          (i) Notwithstanding subsection 4(a) hereof, on the day after each Annual Meeting (the “Calculation Date”) for a period of ten (10) years, commencing with the Annual Meeting in 2000, the aggregate number of shares of Common Stock that is available for issuance under the Plan shall automatically be increased by that number of shares equal to the greater of (1) three-tenths of one percent (0.3%) of the Diluted Shares Outstanding or (2) the number of shares of Common Stock subject to Options granted during the prior 12-month period; provided, however, that the Board, from time to time, may provide for a lesser increase in the aggregate number of shares of Common Stock that is available for issuance under the Plan

          (ii) “Diluted Shares Outstanding” shall mean, as of any date, (1) the number of outstanding shares of Common Stock of the Company on such Calculation Date, plus (2) the number of shares of Common Stock issuable upon such Calculation Date assuming the conversion of all outstanding Preferred Stock and convertible notes, plus (3) the additional number of dilutive Common Stock equivalent shares outstanding as the result of any options or warrants outstanding during the fiscal year, calculated using the treasury stock method.

[1] Pursuant to the provisions of subsection 4(b), the aggregate of 200,000 shares of Common Stock in the share reserve (after giving effect to the Reverse Stock Split) was automatically increased on June 8, 2000 by 69,496 shares to an aggregate of 269,496 shares of Common Stock. Then, on June 27, 2001, the aggregate of 269,496 shares of Common Stock in the share reserve was automatically increased by 77,017 shares to an aggregate of 346,513 shares of Common Stock.

4

     (c)  Reversion of Shares to the Share Reserve. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Option shall revert to and again become available for issuance under the Plan.

     (d)  Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.	ELIGIBILITY.

     The Options as set forth in section 6 automatically shall be granted under the Plan to all Non-Employee Directors.

6.	NON-DISCRETIONARY GRANTS.

     (a)  Initial Grants. Without any further action of the Board, each person who is elected or appointed for the first time, following the Company’s annual meeting of stockholders to be held in 2002, to be a Non-Employee Director automatically shall, upon the date of his or her initial election or appointment to be a Non-Employee Director, be granted an Initial Grant to purchase Twenty-Five Thousand (25,000) shares of Common Stock on the terms and conditions set forth herein.

     (b)  Annual Grants. Without any further action of the Board, each Non-Employee Director shall be granted the following Options:

          (i) on the day following each Annual Meeting, commencing with the Annual Meeting in 2002, each person (other than the Chairman of the Board) who is then a Non-Employee Director, and has been a Non-Employee Director for at least six (6) months, automatically shall be granted an Annual Grant to purchase Seven Thousand (7,000) shares of Common Stock on the terms and conditions set forth herein.

          (ii) on the day following each Annual Meeting, commencing with the Annual Meeting in 2002, the Non-Employee Director who is then serving as Chairman of the Board, automatically shall be granted an Annual Grant to purchase Fourteen Thousand (14,000) shares of Common Stock on the terms and conditions set forth herein.

7.	OPTION PROVISIONS.

     Each Option shall be in such form and shall contain such terms and conditions as required by the Plan. Each Option shall contain such additional terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate. Each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

     (a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

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     (b)  Exercise Price. The exercise price of each Option shall be one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

     (c)  Consideration. The purchase price of stock acquired pursuant to an Option may be paid, to the extent permitted by applicable statutes and regulations, in any combination of (i) cash or check, or (ii) delivery to the Company of other Common Stock. The purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

     (d)  Transferability. An Option is not transferable, except (i) by will or by the laws of descent and distribution, (ii) by instrument to an inter vivos or testamentary trust, in a form accepted by the Company, in which the Option is to be passed to beneficiaries upon the death of the trustor (settlor) and (iii) by gift, in a form accepted by the Company, to a member of the “immediate family” of the Optionholder as that term is defined in 17 C.F.R. 240.16a-1(e). In addition, Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

     (e)  Vesting. Options shall vest as follows:

          (i) Initial Grants shall provide for vesting of 1/48th of the shares subject to the Option each month for four (4) years after the date of the grant.

          (ii) Annual Grants shall provide for vesting of 100% of the shares subject to the Option twelve (12) months after the date of the grant.

     (f)  Exercise. Options shall be exercisable in full immediately upon grant.

     (g) Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date six (6) months following the termination of the Optionholder’s Continuous Service, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

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     (h)  Extension of Termination Date. If the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 7(a) or (ii) the expiration of a period of six (6) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

     (i)  Disability of Optionholder. In the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

     (j)  Death of Optionholder. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the six-month period after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise the Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

8.	COVENANTS OF THE COMPANY.

     (a)  Availability of Shares. During the terms of the Options, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Options.

     (b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Options and to issue and sell shares of Common Stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

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9.	USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

10.	MISCELLANEOUS.

     (a)  Stockholder Rights. No Optionholder shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such Optionholder has satisfied all requirements for exercise of the Option pursuant to its terms.

     (b)  No Service Rights. Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Optionholder any right to continue to serve the Company as a Non-Employee Director or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

     (c)  Investment Assurances. The Company may require an Optionholder, as a condition of exercising or acquiring stock under any Option, (i) to give written assurances satisfactory to the Company as to the Optionholder’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that the Optionholder is acquiring the stock subject to the Option for the Optionholder’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (iii) the issuance of the shares upon the exercise or acquisition of stock under the Option has been registered under a then currently effective registration statement under the Securities Act or (iv) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

     (d)  Withholding Obligations. The Optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under an Option by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Optionholder by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Optionholder as a result of the exercise or acquisition

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of stock under the Option, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

11.	ADJUSTMENTS UPON CHANGES IN STOCK.

     (a)  Capitalization Adjustments. If any change is made in the stock subject to the Plan, or subject to any Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject both to the Plan pursuant to subsection 4(a) and to the nondiscretionary Options specified in Section 5, and the outstanding Options will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Options. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

     (b)  Change in Control— Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Options shall terminate immediately prior to such event.

     (c)  Change in Control— Asset Sale, Merger, Consolidation or Reverse Merger.

          (i) In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume any Options outstanding under the Plan or shall substitute similar Options (including an option to acquire the same consideration paid to the stockholders in the transaction described in this subsection 11(c) for those outstanding under the Plan).

          (ii) In the event any surviving corporation or acquiring corporation refuses to assume such Options or to substitute similar Options for those outstanding under the Plan, then the vesting of such Options and the vesting of any shares of Common Stock acquired pursuant to such Options shall be accelerated in full, and the Options shall terminate if not exercised at or prior to such event.

          (iii) In the event any surviving corporation or acquiring corporation assumes such Options or substitutes similar Options for those outstanding under the Plan but the Optionholder is not elected or appointed to the board of directors of the surviving corporation or acquiring corporation at the first meeting of such board of directors after such change in control

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event, then the vesting of such Options and the vesting of any shares of Common Stock acquired pursuant to such Options shall be accelerated by eighteen (18) months on the day after the first meeting of the board of directors of the surviving corporation or acquiring corporation.

          (iv) In the event any surviving corporation or acquiring corporation assumes such Options or substitutes similar Options for those outstanding under the Plan and the Optionholder is elected or appointed to the board of directors of the surviving corporation or acquiring corporation at the first meeting of such board of directors after such change in control event, then the vesting of such Options and the vesting of any shares of Common Stock acquired pursuant to such Options shall not be accelerated.

12.	AMENDMENT OF THE PLAN AND OPTIONS.

     (a)  Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

     (b)  Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.

     (c)  No Impairment of Rights. Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

     (d)  Amendment of Options. The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

13.	TERMINATION OR SUSPENSION OF THE PLAN.

     (a)  Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Option granted while the Plan is in effect except with the written consent of the Optionholder.

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14.	EFFECTIVE DATE OF PLAN.

     The Plan shall become effective on the IPO Date, but no Option shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.	CHOICE OF LAW.

     All questions concerning the construction, validity and interpretation of this Plan shall be governed by the law of the State of Delaware, without regard to such state’s conflict of laws rules.

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PROXY

CALIPER TECHNOLOGIES CORP.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, June 12, 2002

CALIPER TECHNOLOGIES CORP.

605 Fairchild Drive
Mountain View, CA 94303

This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 12, 2002.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, and 3.

By signing the proxy, you revoke all prior proxies and appoint Daniel L. Kisner, M.D. and James L. Knighton, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, AND 3.

1:	To elect two Directors to hold office until the 2005 Annual Meeting of Stockholders.

Nominees:	(01) Daniel L. Kisner, M.D. (02) Regis P. McKenna

☐ FOR all nominees listed above.	☐	WITHHOLD AUTHORITY
(except as marked)		to vote for all nominees listed above.
(INSTRUCTION: To withhold authority to vote for any indicated nominee, write the number of the nominee in the box provided to the right.)

2.	To approve our 1999 Non-Employee Directors’ Stock Option Plan, as amended, to increase the number of shares that shall be the subject of automatic grants to non-employee directors under this plan to 25,000 shares for initial grants, 14,000 shares for annual grants to the Chairman of the Board, and 7,000 shares for annual grants to our other non-employee directors.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2002.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address change? Mark Box Indicate changes below:	☐

Date:

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.